EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our five reports dated December 20, 2016, relating to the financial statements and financial highlights of the Nationwide Amundi Global High Yield Fund, Nationwide Amundi Strategic Income Fund, Nationwide Amundi World Bond Fund, Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Emerging Markets Equity Fund, Nationwide Bailard International Equities Fund, Nationwide Bailard Technology & Science Fund, Nationwide Bond Fund, Nationwide Bond Index Fund, Nationwide Core Plus Bond Fund, Nationwide Emerging Markets Debt Fund, Nationwide Fund, Nationwide Geneva Mid Cap Growth Fund, Nationwide Geneva Small Cap Growth Fund, Nationwide Global Equity Fund, Nationwide Growth Fund, Nationwide High Yield Bond Fund, Nationwide HighMark Bond Fund, Nationwide HighMark California Intermediate Tax Free Bond Fund, Nationwide Highmark Large Cap Core Equity Fund, Nationwide HighMark National Intermediate Tax Free Bond Fund, Nationwide HighMark Short Term Bond Fund, Nationwide HighMark Small Cap Core Fund, Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Conservative Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Inflation-Protected Securities Fund, Nationwide International Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide U.S. Small Cap Value Fund, Nationwide Ziegler Equity Income Fund, Nationwide Ziegler NYSE Arca Tech 100 Index Fund, and Nationwide Ziegler Wisconsin Tax Exempt Fund (thirty seven of the funds constituting the Nationwide Mutual Funds), which appear in the Nationwide Mutual Funds’ Annual Reports on Form N-CSR for the year or period ended October 31, 2016. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 22, 2017